Exhibit 4.1


         "THE WARRANTS REPRESENTED BY THIS UNIT PURCHASE WARRANT AGREEMENT AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION; AND SUCH WARRANTS AND OTHER SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT UNDER SUCH ACT, OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

                         UNIT PURCHASE WARRANT AGREEMENT

         UNIT PURCHASE WARRANT dated as of May 17, 1996 between Procept, Inc., a Delaware corporation (the "Company"), and David Blech (the "Holder").

                               W I T N E S S E T H

WHEREAS, pursuant to the terms of a Consulting Agreement dated April 1, 1996 between the Holder and the Company, the Company proposes to issue to the Holder warrants (the "Warrants") to purchase units, each comprised of one share of the common stock, $0.01 par value, of the Company ("the Common Stock") and a warrant to purchase one share of Common Stock in the form attached hereto as Exhibit A (an "Underlying Warrant"); and

         NOW, THEREFORE, in consideration of the premises, and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Grant. The Holder is hereby granted the right to purchase (the "Warrants"), at any time from May 17, 1997, until 5:30 p.m., New York time, on May 16, 2001 (the "Exercise Period"), up to an aggregate of 394,914 units (the "Units"), each Unit comprised of a share of Common Stock and an Underlying Warrant exercisable for one share of Common Stock (the Common Stock issued or issuable on exercise of this Warrant or the Underlying Warrants hereinafter referred to as "Warrant Shares") at an initial exercise price (subject to adjustment as provided in Section 6 hereof) of $3.05 per Unit of Common Stock (the "Exercise Price") subject to the terms and conditions of this Agreement.

         2. Transferability of Warrants. The Warrants may not be sold, transferred, assigned or hypothecated until May 17, 1997, after which they may be transferred, in whole or in part, to not more than 20 transferees; and subject to the provisions of Section 3.3 below, the term the "Holder" as used herein shall include any transferee to whom any of the Warrants have been transferred in accordance with the above. To effect any such transfer, the Holder shall execute and deliver to the Company the Form of Assignment in the form of Exhibit B hereto duly executed, together with this Warrant Agreement. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant to the person entitled thereto. Warrants may be exchanged, at the option of the Holder thereof, for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Units (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the reasonable opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

         3.   Exercise of Warrants.

         3.1 Warrants may be exercised during the Exercise Period, as to the whole or any lesser number of the Warrant Shares covered thereby, by the surrender of this Warrant (with the election in the form of Exhibit B hereto duly executed) to the Company at its office at 840 Memorial Drive, Cambridge, Massachusetts, or at such other place as may be designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Units for which such Warrants are being exercised.

         3.2 Upon each exercise of the Holder's rights to purchase Units, the Holder shall be deemed to be the holder of record of the Warrant Shares and Underlying Warrants issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares and Underlying Warrants shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of a Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares and Underlying Warrants issuable upon such exercise, registered in the name of the Holder or its designee. If a Warrant should be exercised in part only, the Company shall, upon surrender of the Warrant evidencing such Warrant for cancellation, execute and deliver a new Warrant Certificate evidencing the right of the Holder to purchase the balance of the Units (or portions thereof) subject to purchase thereunder.

         3.3 Any new Warrant issued upon the transfer or exercise in part of any Warrants shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of a new Warrant on the Warrant Register as the owner in fact of the Warrants evidenced thereby for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith.

         4. Authorized Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of the Warrants, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

         5.   Adjustment of Exercise Price. Subject to the provisions of this
Section 5, the Exercise Price in effect from time to time shall be subject to adjustment as follows:

         5.1 In case the Company shall at any time after the date hereof (i) declare a dividend on the outstanding Common Stock payable in shares of its Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its Common Stock by reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price in effect, and the number of Units issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of Units which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         5.2 All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

         5.3 In any case in which this Section 5 shall require that an adjustment in the number of Units be made effective as of a record date for a specified event (an "Event"), the Company may elect to defer, until the occurrence of such Event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Units, if any, issuable upon such exercise over and above the number of Units, if any, issuable upon such exercise on the basis of the number of Units in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Units upon the occurrence of the Event requiring such adjustment.

         5.4 Whenever there shall be an adjustment as provided in this Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Units issuable hereunder and the exercise price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

         5.5 The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company or Underlying Warrants exercisable for fractions of shares of Common Stock upon the exercise of the Warrants. If any fraction of a share would be issuable on the exercise of the Warrants (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price (as hereinafter defined) of such share of Common Stock on the date of exercise of the Warrants. If any Underlying Warrant exercisable for a fraction of a share would otherwise be issuable on the exercise of the Warrants (or specified portions thereof), the number of shares for which such Underlying Warrant being issued shall be exercisable shall be rounded up or down to the nearest whole share.

         5.6 The Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price of the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

         5.7 No adjustment in the Exercise Price shall be required if such adjustment is less that $.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         6.   Mergers; Reorganizations.

         6.1 In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of the Warrants (in lieu of the number of Units theretofore deliverable) the kind and amount of shares of stock or other securities or property to which a holder of the number of Units, which would otherwise have been deliverable upon the exercise of the Warrants upon such Reorganization if the Warrants had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of the Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

         6.2 In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of Units for which the Warrants might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

         6.3 The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         7. Notice of Certain Events. In case at any time the Company shall propose:

             (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

             (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

             (c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease or conveyance of property, described in Section 6; or

             (d) to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up.

         8. Sales and Transfer Taxes. The issuance of any shares or other securities upon the exercise of the Warrants and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge (other than payment of the Exercise Price) in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established of the satisfaction of the Company that such tax has been paid.

         9.   Registration Rights.

         9.1 If, at any time during the four-year period commencing on May 17, 1997, the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) to register shares of Common Stock for its own account with the Securities and Exchange Commission (the "Commission") while any Warrant Shares are outstanding or issuable upon outstanding Warrants or Underlying Warrants and any such outstanding Warrant Shares or issuable Warrant Shares are not either (i) the subject of an effective Registration Statement filed with the Commission or (ii) eligible for sale under the provisions of the Commission's Rule 144 without regard to volume limitations ("Registrable Shares"), the Company shall give all the then holders of any Registrable Shares (the "Eligible Holders") at least 45 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Registrable Shares sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Shares of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the number of Registrable Shares held by such Eligible Holder to be included in such registration statement shall be reduced to the extent advised by such managing underwriter, but not in greater proportion than the smallest proportionate reduction in the number of shares of Common Stock included in the registration statement for the account of any person other than the Company.

         9.2 (a) Unless the Company receives notice from all of the Eligible Holders that they do not intend to dispose of the Registrable Shares, the Company shall prepare and file on or before May 17, 1997 with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Shares through all securities exchanges and over-the-counter markets on which the Common Stock is then traded, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable (provided such effectiveness need not be prior to May 17, 1997); provided, that the Company shall be obligated to pay all expenses (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Warrant Shares sold by the Eligible Holders) in connection with any such registration statement.

              (b) (i) If, the Eligible Holders give the notice described in
Section 9.2(a) then on any one occasion during the four-year period commencing on May 17, 1997, Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding would own) a majority of the total number of Registrable Shares may request in writing that the Company register the sale of all or part of such Registrable Shares. Upon receipt of such request, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Shares through all securities exchanges and the over-the-counter markets on which the Company's Common Stock is then traded, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable; provided, that the Company shall be obligated to pay all expenses (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Warrant Shares sold by the Eligible Holders) in connection with such registration statement. Within three business days after receiving any request contemplated by this Section 9.2(b), the Company shall give written notice to all other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Registrable Shares, provided that the Company receives a written request to do so from such Eligible Holder within 30 days after receipt by him or it of the Company's notice.

              (c) If, in connection with any underwritten registration initiated pursuant to this Section 9.2 in which the Company or other stockholders of the Company seek to include shares, the underwriter of such registration advises the Eligible Holders that marketing factors require a limitation of the number of shares to be underwritten, no Registrable Shares requested by an Eligible Holder to be included in such registration shall be excluded from the underwriting unless all securities other than Registrable Shares are first excluded.

         9.3  In the event of a registration pursuant to the provisions of this
Section 9, the Company shall use its best efforts to cause the Registrable Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Eligible Holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 9.3 in which it is not otherwise required to qualify to do business.

         9.4 The Company shall use its best efforts to keep effective any registration or qualification contemplated by this Section 9 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Shares covered thereby. Except in the case of a registration pursuant to Section 9.2(b)(i), the Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders first agree to sell such Registrable Shares; provided, however, that, if the Company is required to keep any such registration or qualification in effect as its relates to securities other than the Registrable Shares beyond such period, the Company shall keep any such qualification or registration in effect as it relates to the Registrable Shares for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities. In the case of a registration pursuant to Section 9.2(b)(i), the Company shall use its best efforts to keep effective such registration or qualification in effect until all Registrable Shares have been sold thereunder or May 17, 2001, whichever is earlier.

         9.5  In the event of a registration pursuant to the provisions of this
Section 10, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Shares included in such registration.

         9.6 In the event of an underwritten registration pursuant to the provision of this Section 9, the Company shall enter into a reasonable and customary underwriting agreement with such underwriter, containing conventional representations, warranties, allocation of expenses and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letter.

         9.7 The Company agrees that until all the Registrable Shares have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Shares to sell such securities under Rule 144.

         10.  Indemnity.

         10.1 Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 10, without limitation, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Warrant Shares, or (B) in any application or other document or communication (in this Section 10 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant Agreement.

         If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 10.1) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties.

Anything in this Section 10 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Shares or any preliminary prospectus, prospectus, registration statement or amendment or supplement thereto, or any application relating to any sale of any Registrable Shares.

         10.2 Each Eligible Holder participating in any such registration shall indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the registration statement covering Warrant Shares held by the Eligible Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Eligible Holders in
Section 10.1, but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such Eligible Holder expressly for inclusion in any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against such Eligible Holder pursuant to this Section 10.2, such Eligible Holder shall have the rights and duties given to the Company and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10.1.

         10.3 To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 10.1 or
10.2 (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Warrant Shares included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for the contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Eligible Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations, referred to in this Section
10.3. In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of Registrable Shares of by it and included in such registration as compared to the number of Registrable Shares owned by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10.3, each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company and its or their respective counsel shall have the same right to contribution as the Company, subject in each case to the provisions of this
Section 10.3. Anything in this Section 10.3 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 10.3 is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

         11.  Miscellaneous.

         11.1 Unless registered pursuant to the provisions of Section 10 hereof, the Warrant Shares shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT UNDER SUCH ACT, OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

         11.2 Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

         11.3 The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Agreement.

         11.4 This Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                  PROCEPT, INC.


                                                  By: /s/ Michael J. Higgins
                                                  ------------------------------
                                                  Title: Vice President, Finance


Attest:


/s/ Lynnette C. Fallon
----------------------
Assistant Secretary





                                                  /s/ David Blech
                                                  ------------------------------
                                                  David Blech

                                    Exhibit A


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE FURTHER RESTRICTED AS DESCRIBED HEREIN.

                                  PROCEPT, INC.

                         Common Stock Purchase Warrants

                                                                  394,914 Shares

             EXERCISABLE UNTIL 5:00 P.M., BOSTON TIME, MAY 17, 2001

    This Warrant Certificate certifies that David Blech or his registered assigns, is the registered holder of Warrants to purchase initially up to 394,914 fully-paid and non-assessable shares (the "Warrant Shares") of common stock, $0.01 par value ("Common Stock") of Procept, Inc., a Delaware corporation (the "Company"), at any time from November 17, 1996 until 5:00 p.m. Boston time on May 17, 2001 (the "Expiration Date"), unless sooner redeemed pursuant to
Section 8 hereof, at the initial exercise price (the "Exercise Price") of $2.50 per share of Common Stock, subject to the conditions set forth herein. The number of Warrant Shares issuable hereunder and the Exercise Price are each subject to adjustment as provided herein. No Warrant may be exercised after 5:00 p.m., Boston time, on the Expiration Date, after which time all Warrants evidenced hereby, unless exercised prior thereto, shall be void.

1. Certain Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

    1.1 The term "Company" shall include Procept, Inc. and any corporation that shall succeed or assume the obligations of Procept, Inc. hereunder.

    1.2 The terms "Warrant" or "Warrants" mean these Warrants and any other warrant or warrants issued in exchange or substitution for, or upon partial exercise of, these Warrants.

    1.3 The term "Holder" means the registered holder(s) of this Warrant Certificate.

2.  Exercise of Warrants.

    2.1 Warrants may be exercised by the Holder hereof, at any time until 5:00 p.m. Boston time on the Expiration Date or 5:00 p.m. Boston Time on the last business day before the Redemption Date (as defined in Section 8), as the case may be, as to the whole or any lesser number of the Warrant Shares covered hereby, by the surrender of this Warrant Certificate (with the election at the end hereof duly executed) to the Company at its main office at 840 Memorial Drive, Cambridge, Massachusetts ("Main Office"), or at such other place as may be designated in writing by the Company, together with a certified or bank check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which such Warrants are being exercised.

    2.2 Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of a Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If a Warrant should be exercised in part only, the Company shall, upon surrender of the Warrant Certificate evidencing such Warrant for cancellation, execute and deliver a new Warrant Certificate evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

    2.3 The issuance of any shares or other securities upon the exercise of Warrants and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge (other than payment of the Exercise Price) in respect of such issuance. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established of the satisfaction of the Company that such tax has been paid.

3. Adjustment of Exercise Price. Subject to the provisions of this Section 3, the Exercise Price in effect from time to time shall be subject to adjustment as follows:

    3.1 If the Company shall at any time after the date hereof (i) declare a dividend on the outstanding Common Stock payable in shares of its Common Stock,
(ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its Common Stock by reclassification in connection with a consolidation or merger in which the Company is the continuing corporation, then, in each such case, the Exercise Price in effect and the number of Warrant Shares issuable upon exercise hereof at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Holder hereof after such time shall be entitled to receive upon exercise hereof the aggregate number and kind of shares that such Holder would have owned upon exercise of this Warrant immediately before such time and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

    3.2 If the Company shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) (i) evidences of its indebtedness, cash or assets (other than ordinary cash dividends paid out of the net profits of the Company for its most recent fiscal year), (ii) rights, options or warrants to subscribe for or purchase Common Stock, or (iii) any equity securities of the Company (other than Common Stock), including any securities convertible into or exchangeable for shares of Common Stock, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately before the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 3.6 hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such securities, rights, options, or warrants, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

    3.3 In any case in which this Section 3 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event (an "Event"), the Company may elect to defer, until the occurrence of such Event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the number of Warrant Shares in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the Event requiring such adjustment.

    3.4 Whenever there shall be an adjustment as provided in this Section 3, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered or certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable hereunder and the Exercise

Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

    3.5 All calculations under this Section 3 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be. No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments that by reason of this Section 3.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of Warrants. If any fraction of a share would be issuable on the exercise of Warrants, the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price (as hereinafter defined) of such share of Common Stock on the date of exercise of the Warrants.

    3.6 The Current Market Price per share of Common Stock as of any date shall be the average of the daily closing prices for the 20 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price of the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq, or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

4.  Mergers; Reorganizations.

    4.1 In each case of a consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and that does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of the Warrants (in lieu of the number of Warrant Shares theretofore deliverable) the kind and amount of shares of stock or other securities or property to which a holder of the number of Warrant Shares that would otherwise have been deliverable upon the exercise hereof upon such Reorganization if the Warrants had been exercised in full immediately before such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of the Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or before the consummation thereof the successor corporation or, if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

    4.2 In each case of a reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), an in each case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately before such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments that shall be as nearly equivalent as practicable to the adjustments required by Section 3.

5.  Notice of Certain Events. In case at any time the Company shall propose:

    (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends that are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

    (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

    (c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease or conveyance of property described in Section 4; or

    (d) to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered or certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days before (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up.

6.  Warrant Register; Transfers of Warrants.

    6.1 This Warrant Certificate and any new Warrant Certificate issued upon the transfer or exercise in part of any Warrants shall be numbered and shall be registered in a Warrant Register as it is issued. The Company shall be entitled to treat the holder of this Warrant Certificate registered on the Warrant Register as the owner in fact of the Warrants evidenced hereby for all purposes, shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person, and shall not be liable for any registration or transfer of a Warrant Certificate that is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. Warrants shall be transferable only in the Warrant Register upon delivery of the Warrant Certificate evidencing such Warrants duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced.

    6.2 Upon any registration of transfer, the Company shall deliver to the person entitled thereto a new Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants in exchange for this Warrant Certificate, subject to the limitations provided herein. This Warrant Certificate may be exchanged, at the option of the Holder hereof, for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of

Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the reasonable opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, or with any other restrictions set forth herein.

    6.3 The Warrants and Warrant Shares shall be subject to a stop transfer order and the certificate or certificates evidencing the Warrant Shares shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

7. Authorized Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of the Warrants shall, upon receipt by the Company of the full payment therefor, be validly issued, fully paid, nonassessable, and free of preemptive rights.

8. Redemption of Warrants. The Company may, at its option, upon not less than 30 days' nor more than 60 days' prior notice, call for redemption of all (but not less than all) of the outstanding Warrants at a redemption price of $0.01 per Warrant (the "Redemption Price"), effective on any date (the "Redemption Date") on or after May 17, 1998, provided that the Current Market Price (as defined in Section 3.6) as of any date before the Redemption Date has exceeded 150% of the Exercise Price. The Warrants may be exercised until 5:00 p.m. Boston time on the business day immediately preceding the Redemption Date. If any Warrant called for redemption is not exercised before that time, such Warrant shall thereupon cease to be exercisable. The Company will pay the Redemption Price to or as directed by the Holder upon presentation and surrender of this Warrant Certificate at its Main Office, or at such other place as may be designated in writing by the Company.

9.  Miscellaneous.

    9.1 Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate (and upon surrender of any Warrant Certificate if mutilated), upon issuance of an indemnity bond if required by the Company, and upon reimbursement of the Company's incidental expenses, the Company shall execute and deliver to the Holder hereof a new Warrant Certificate of like date, tenor and denomination.

    9.2 The Holder hereof shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided herein.

    9.3 This Warrant Certificate and the Warrants shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as an instrument under seal as of ___________ ___, 1996.

PROCEPT, INC.


By: ________________________________
Title:

Attest:


____________________________________
Secretary

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO PROCEPT, INC.:

    The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _______________ shares of Common Stock of Procept, Inc. and herewith makes payment of $____________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to
_____________________________________________________________________, whose address is ______________________________________________________________.


Dated: __________

                  ..............................................................
                  (Signature must conform to the name of holder as specified on the face of the Warrant)

                  ..............................................................
                  (Address)


                              --------------------

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

    For value received, the undersigned hereby sells, assigns, and transfers unto __________________________________________ the right represented by the within Warrant to purchase ______________________ shares of Common Stock of Procept, Inc. to which the within Warrant relates, and appoints ___________________________________ attorney to transfer such right on the books of Procept, Inc. with full power of substitution in the premises.


Dated: ___________

                  ..............................................................
                  (Signature must conform to name of the holder as specified on the face of the Warrant)

                  ..............................................................
                  (Address)

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant Agreement.)

         FOR VALUE RECEIVED, ______________ hereby sells, assigns, and transfers unto __________________ Warrant(s) to purchase __ Units (as defined therein), of Procept, Inc. (the "Company") as evidenced by the attached Warrant Agreement, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrants on the books of the Company, with full power of substitution.


Dated:___________________


                                                 _______________________________
                                                 Signature


NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant Agreement in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT C


                              ELECTION TO EXERCISE


To:      Procept, Inc.
         840 Memorial Drive
         Cambridge, Massachusetts  02139


         The undersigned hereby exercises his or its rights to purchase __ Units evidenced by the attached Warrant Agreement and tenders payment herewith in the amount of $_______ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:


(Print Name, Address and Social Security or Tax Identification Number)


and, if such number of Units shall not be all the Units covered by the attached Warrant Agreement, that a new Warrant Agreement for the balance of the Units covered by the attached Warrant Agreement be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:                                         Name:____________________________
                                               (Print)

Address:_____________________________

        _____________________________               ____________________________
                                                    (Signature)
        _____________________________